                                                              EXHIBIT 4(a)(xxix)

                               AMENDMENT NO. 3 TO
                    2001 AMENDED AND RESTATED NOTE AGREEMENT

     Reference is hereby made to that certain 2001 Amended and Restated Note Agreement dated as of May 1, 2001 by and among THC Systems, Inc. (the "Company"), Oneida Ltd. (the "Guarantor"), Allstate Life Insurance Company ("Allstate Life"), Allstate Insurance Company ("Allstate") and Pacific Life Insurance Company (together with Allstate Life and Allstate, the "Purchasers"), as amended by that certain (i) Waiver and Amendment No. 1 to 2001 Amended and Restated Note Agreement dated as of December 7, 2001 and (ii) Amendment No. 2 to 2001 Amended and Restated Note Agreement dated as of April 23, 2002 (collectively, the "Note Agreement"; a previous amendment to the Note Agreement, denominated "Amendment No. 3 to 2001 Amended and Restated Note Agreement" and dated as of August __, 2002, never having become effective due to Company's and the Guarantor's failure to satisfy the conditions to effectiveness set forth therein). This Amendment No. 3 to 2001 Amended and Restated Note Agreement is dated as of April 24, 2003 and hereinafter referred to as "Amendment No. 3."

                                 R E C I T A L S

          A. The Company and the Guarantor have requested that the financial covenants in the Note Agreement be amended and that certain of the other provisions in the Note Agreement be revised.

          B. The Purchasers are willing to amend the Note Agreement including, but not limited to, the financial covenants as requested by the Company and the Guarantor, provided that a Pro Rata Amount of the Indebtedness under the Note Agreement shall be reduced upon any reduction of the Commitment.

          NOW, THEREFORE, the parties agree as follows:

     1. Definitions. All capitalized terms used in this Amendment No. 3 which are not otherwise defined shall have the meanings given to those terms in the Note Agreement, except where such terms are amended herein.

     2. Amendments of Note Agreement.

          2.1 The following defined terms are added in alphabetical order to
Section 5.1 of the Note Agreement:

          "Amendment No. 3 Effective Date" means the date on which all the conditions to the Amendment No. 3 to 2001 Amended and Restated Note Agreement dated as of April 24, 2003 have been satisfied.

          2.2 The definition of the term "Applicable Margin" in Section 5.1 is amended by replacing the grid contained therein with the following grid and by amending the proviso immediately following the grid all as follows, such amendments to be effective from the Amendment No. 3 Effective Date through and including February 6, 2004:

-----------------------------------------------------------------------------------------------------------
                              Level 1   Level 2   Level 3   Level 4   Level 5   Level 6   Level 7   Level 8
-----------------------------------------------------------------------------------------------------------
Consolidated Leverage Ratio    <=2.50    <=2.75    <=3.00    <=3.25    <=3.50    <=4.00    <=4.50     >4.50
-----------------------------------------------------------------------------------------------------------
Eurodollar Margin (bps)         150.0     175.0     200.0     250.0     300.0     320.0     335.0     400.0
-----------------------------------------------------------------------------------------------------------
ABR Margin (bps)                 25.0      50.0      75.0     125.0     175.0     200.0     200.0     200.0
-----------------------------------------------------------------------------------------------------------

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          provided that (i) during the period from the Amendment No. 3 Effective
Date through and including the date on which Borrower delivers the financial statements under Section 6.1 for the Fiscal Quarter ended January 25, 2003, the Applicable Margin shall be based on Level 8, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 6.1 when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 8.1 hereof, the Applicable Margin shall immediately be adjusted to Level 8 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be.

          2.3 Effective February 7, 2004, the definition of the term "Applicable Margin" in Section 5.1 shall be further amended by replacing the grid contained therein with the following grid and by amending the proviso immediately following the grid as follows:

-----------------------------------------------------------------------------
                              Level 1   Level 2   Level 3   Level 4   Level 5
-----------------------------------------------------------------------------
Consolidated Leverage Ratio    <=4.00    <=5.00    <=6.00    <=7.00     >7.00
-----------------------------------------------------------------------------
Eurodollar Margin (bps)         320.0     400.0     425.0     450.0     475.0
-----------------------------------------------------------------------------
ABR Margin (bps)                200.0     200.0     225.0     250.0     275.0
-----------------------------------------------------------------------------

          provided that (i) during the period from February 7, 2004 through and including the date on which Borrower delivers the financial statements under
Section 6.1 for the Fiscal Quarter ended January 31, 2004, the Applicable
Margin shall be determined on the basis of the Consolidated Leverage Ratio for the Fiscal Quarter ended October 25, 2003, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 6.1 when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 8.1 hereof, the Applicable Margin shall immediately be adjusted to Level 5 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be.

          2.4 The definition of the term "Consolidated Net Worth" in Section 5.1 is amended and restated in its entirety to read as follows:

          "Consolidated Net Worth - means at any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Guarantor and its Subsidiaries under stockholders' equity at such date, excluding for any Fiscal Quarter ending after January 25, 2003, foreign currency translation adjustments reflecting net gains or losses on foreign assets resulting from foreign currency fluctuations since January 25, 2003."

          2.5 The following sentence is added to the definition of the term Commitment as the last sentence in Section 5.1 of the Note Agreement:

          The aggregate amount of the Lenders' Commitments will be reduced by the amounts set forth on Schedule 2.01 to the Credit Agreement on the dates set forth therein, and as set forth in Section 2.07 of the Credit Agreement.

          2.6 The following new Section 6.19 is added to the Note Agreement immediately following Section 6.18, as added by Amendment No. 2:

          6.19 Implementation of Lean Manufacturing.

               The Company and the Guarantor shall develop and implement lean manufacturing practices at its Oneida Silversmiths division which are designed to promote manufacturing efficiencies and reduce costs. The Company and the Guarantor shall use commercially reasonable efforts to implement its lean manufacturing program in phases in accordance with the implementation schedule set forth on Schedule 6.19 annexed hereto and shall complete implementation of each phase of its lean manufacturing program no later than (a) sixty (60) days after the scheduled completion date set forth on Schedule 6.19 for items scheduled to be completed in 2003 and (b) ninety (90) days after the scheduled completion date set forth on Schedule 6.19 for items scheduled to be completed in 2004, unless completion of a phase has been delayed because of actions, orders or directives of a Governmental Authority. Simultaneously with the delivery of its quarterly financial statements required to be delivered under Section 6.1(a) hereof, the Company and the Guarantor shall provide to the Purchasers a written report certified by the chief financial officer or chief accounting officer or Senior Vice President, Finance of each of the Company and the Guarantor setting forth the steps taken by the Company and the Guarantor during such quarter in implementing lean manufacturing practices and noting any deviations from the implementation schedule set forth on Schedule 6.19 in excess of the sixty (60) or ninety (90) day grace period, as applicable.

          2.7 Section 7.2 is amended by deleting the word "and" at the end of subparagraph (h), adding the word "and" at the end of subparagraph (i), and inserting the following new subparagraph (j) immediately following subparagraph
(i):

          (j) purchase money liens on inventory reflecting consignment arrangements by which Noritake Co., Inc. consigns to the Guarantor inventory having a value of not more than $3,000,000, provided that such purchase money liens do not attach to proceeds of the consigned inventory, including accounts receivable arising out of the sale thereof.

          2.8 Section 7.3 of the Note Agreement is amended and restated in its entirety to read as follows:

          7.3 Merger or Consolidation.

               (a) The Guarantor will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions), or engage in a sale/leaseback transaction with respect to, any substantial part of its assets, any trade receivables (other than an assignment in connection with the collection thereof in the ordinary course of business), or any of the capital stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Guarantor in a transaction in which the Guarantor is the surviving corporation, (ii) any Subsidiary may merge into a Material Domestic Subsidiary in a transaction in which the surviving entity is a Material Domestic Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Guarantor or to a Material Domestic Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and the assets of such Subsidiary are distributed to the Guarantor in liquidation or dissolution, (v) the Company, the Guarantor and Buffalo China, Inc. may transfer assets to Subsidiaries in accordance with subparagraph (b) below; and (vi) the Guarantor and its Subsidiaries may sell, transfer, or otherwise dispose of (in one transaction or a series of transactions), or engage in a sale/leaseback transaction with respect to, assets if the consideration received is in cash or cash equivalents at least equal to 90% of the fair market value of such assets (as determined from a written appraisal dated within one year of the sale furnished by the Guarantor to the Purchasers and the Collateral Agent from an appraiser reasonably acceptable to them who is a Member of the Appraisal Institute) and the aggregate consideration received does not exceed $11,000,000 for all such sales, transfers, or dispositions after the Amendment No. 3 Effective Date; provided that 100% of the proceeds received from any sale, transfer or disposition permitted under clause
          (vi) above (after deducting the reasonable expenses of such sale, transfer or disposition and any applicable federal and state income or capital gains taxes payable on taxable gains realized from such sale, transfer or disposition) are applied to prepay, on a pro rata basis, the Indebtedness outstanding under this Agreement and the Loans outstanding under the Credit Agreement. The Purchasers hereby authorize the Collateral Agent to execute and deliver appropriate releases, discharges and satisfactions releasing its Liens on any assets sold, transferred or disposed of under clause (vi) above upon receipt by the Collateral Agent of (A) the MAI appraisal referred to above, (B) written evidence that the gross consideration received from the sale is cash or cash equivalents equal to or exceeding 90% of the appraised value of the assets sold, and (C) confirmation that the prepayments required by this subparagraph (a) have been sent by wire transfer to the Purchasers and the Administrative Agent.

          (b) Notwithstanding anything in subparagraph (a) to the contrary, the Guarantor may transfer property, plant and equipment located in Sherrill, New York and Vernon, New York to a wholly-owned Subsidiary, and Buffalo China, Inc. may transfer property, plant and equipment located in Buffalo, New York to a wholly-owned Subsidiary provided that, in each instance, (i) each such Subsidiary executes and delivers to the Purchasers a Subsidiary Guarantee and a Subordination Agreement, each in form and substance satisfactory to Purchasers, (ii) such assets are transferred subject to any existing Liens thereon in favor of the Collateral Agent, and (iii) each such Subsidiary executes and delivers to the Collateral Agent any and all Security Documents requested by the Collateral Agent to confirm the continued existence of such Liens following such transfer.

          (c) The Guarantor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the Tableware Business.

          2.9 Section 7.5(f) of the Note Agreement is amended and restated in its entirety to read as follows:

          "(f) the purchase by the Guarantor of the remaining outstanding Capital Stock of Oneida International Inc., which the Guarantor currently does not own, for a purchase price of not more than 1,800,000 Euros; and"

          2.10 Section 7.12 of the Note Agreement is amended and restated in its entirety to read as follows, provided that, as to Fiscal Quarters ended prior to the Amendment No. 3 Effective Date for which financial statements have been delivered by the Guarantor pursuant to Section 6.1 of the Note Agreement, the provisions of Section 7.12 in effect as of the end of such Fiscal Quarter shall continue in effect:

          "7.12. Financial Covenants. The Guarantor shall not:

          (a) permit the Consolidated Interest Coverage Ratio of the Guarantor and its Subsidiaries to be less than the amount indicated for the applicable Fiscal Quarter:

          Fiscal Quarter End   Minimum Ratio
          ------------------   -------------
          1/25/03               2.11 to 1.00
          4/26/03               2.16 to 1.00
          7/26/03               1.89 to 1.00
          10/25/03              2.01 to 1.00
          1/31/04               2.16 to 1.00
          4/24/04               2.70 to 1.00
          7/31/04               2.87 to 1.00
          10/30/04              3.02 to 1.00
          1/29/05               3.18 to 1.00
          4/30/05               3.37 to 1.00

          (b) permit the Consolidated Leverage Ratio of the Guarantor and its Subsidiaries to be greater than the amount indicated for the applicable Fiscal Quarter:

          Fiscal Quarter Ended   Maximum Ratio
          --------------------   -------------
          1/25/03                 5.70 to 1.00
          4/26/03                 7.40 to 1.00
          7/26/03                 7.95 to 1.00
          10/25/03                7.95 to 1.00
          1/31/04                 7.39 to 1.00
          4/24/04                 6.07 to 1.00
          7/31/04                 5.76 to 1.00
          10/30/04                5.43 to 1.00
          1/29/05                 5.03 to 1.00
          4/30/05                 4.67 to 1.00

          (c) as of the last day of any Fiscal Quarter, permit Consolidated Net Worth of the Guarantor and its Subsidiaries to be less than the sum of
          (i) $125,200,000, plus (ii) 75% of the Consolidated Net Income of Borrower and its consolidated Subsidiaries (which for the purposes of this covenant shall not be reduced by losses) for the six-month periods ending with each second and fourth Fiscal Quarter commencing with the Fiscal Quarter ending July 28, 2003; and

          (d) as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending October 25, 2003, permit Consolidated Net Income for such Fiscal Quarter to be less than zero."

          2.11 Section 7.23 of the Note Agreement is amended and restated in its entirety to read as follows:

          7.23 Dividends.

          Neither the Guarantor nor any Subsidiary shall declare or pay any dividends on shares of any class of capital stock, whether now or hereafter outstanding, except (a) the Guarantor or any Subsidiary may declare dividends payable solely in common stock of the Guarantor or such Subsidiary, (b) any Subsidiary may declare and pay cash dividends to the Guarantor, and (c) so long as no Default or Event of Default shall have occurred and be continuing, the Guarantor may declare cash dividends on its outstanding shares of 6% Cumulative Preferred Stock in an amount not to exceed $32,265 per Fiscal Quarter. Cash dividends on 6% Cumulative Preferred Stock which are permitted to be paid under this Section must be paid within one hundred (100) days after the close of the Fiscal Quarter for which such dividends are declared.

          2.12 A new Schedule 6.19 is added to the Note Agreement in the form attached hereto as Exhibit A.

     3. Representations and Warranties. Each of the Company and the Guarantor represents and warrants to the Purchasers that the following statements are true, correct and complete:

          3.1 Representations and Warranties. Each of the representations and warranties made by the Company and the Guarantor in the Note Agreement is true and correct on and as of the date of this Amendment No. 3.

          3.2 No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

          3.3 Execution, Delivery and Enforceability. This Amendment No. 3 has been duly and validly executed and delivered by each of the Company and the Guarantor and constitutes their legal, valid and binding obligation, enforceable against the Company and the Guarantor in accordance with its terms.

     4. Conditions to Effectiveness of Amendment No. 3. This Amendment No. 3 shall be effective only when and if each of the following conditions is satisfied:

          4.1 Secretary's Certificate. The Purchasers shall have received a certificate executed by the Secretary or Assistant Secretary of each of the Company and the Guarantor certifying the due authorization of this Amendment No. 3 by the Company and the Guarantor, the incumbency of the officer executing this Amendment No. 3, and any other legal matters relating to this Amendment No. 3, all in form and substance satisfactory to the Purchasers and their counsel.

          4.2 Consent of Subsidiary Guarantors. Each of the Subsidiary Guarantors shall have executed and delivered to the Purchasers the Consent of Guarantors attached to this Amendment No. 3.

          4.3 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment No. 3, no Default or Event of Default shall exist and each of the representations and warranties made by the Company and the Guarantor or any of its Material Domestic Subsidiaries herein and in or pursuant to the Transaction Documents or any of the Notes shall be true and correct in all material respects as if made on and as of the date on which this Amendment No. 3 becomes effective.

          4.4 Expense Reimbursements. The Company and the Guarantor shall have paid or agreed to pay all invoices presented to Company and the Guarantor for expense reimbursements due to the Purchasers including but not limited to fees of counsel pursuant to Section 11.1 of the Note Agreement.

          4.5 Execution of Amendment No. 3. The Purchasers shall have received a counterpart of this Amendment No. 3 duly executed and delivered by the Company, the Guarantor and the Purchasers.

          4.6 Mortgaged Property. The Collateral Agent shall have received updated abstracts of title for the Mortgaged Property showing the existence of no Liens thereon subsequent to the recording of the Mortgages.

          4.7 Amendment Fee. The Guarantor and the Company shall have paid to the Purchasers an amendment fee equal to 0.60% of the amount of the aggregate principal balance of the Notes outstanding of each Purchaser on the effective date of this Amendment No. 3. Such fee shall be fully earned and nonrefundable when paid.

          4.8 Credit Agreement. The Purchasers shall have received a copy of any amendment amending the Credit Agreement, duly executed by the Company, Guarantor and the Lenders described therein amending the affirmative and negative covenants contained therein in a manner consistent with this Amendment No. 3.

The Purchasers will notify the Company and the Guarantor when each of the foregoing conditions has been satisfied and when this Amendment No. 3 is deemed effective.

     5. Confirmation of Note Agreement. Except as amended by this Amendment
No. 3, all the provisions of the Note Agreement remain in full force and effect from and after the date hereof, and the Company and the Guarantor hereby ratify and confirm the Note Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Note Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Note Agreement as amended by Amendment No. 1, Amendment No. 2 and this Amendment No. 3. Each of the Company and the Guarantor also ratifies and confirms that the Security Documents remain in full force and effect in accordance with their terms and are not impaired or affected by this Amendment No. 3.

     6. Counterparts. This Amendment No. 3 may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment No. 3 by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

                                             THC SYSTEMS, INC.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------
                                             Its:  Vice President, Finance


                                             ONEIDA LTD.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------
                                             Its:  Chief Financial Officer


                                             ALLSTATE LIFE INSURANCE COMPANY


                                             By: /s/ W.R. SCHMIDT
                                                 -------------------------------


                                             By: /s/ JERRY D. ZINKULA
                                                 -------------------------------
                                                      Authorized Signatories


                                             ALLSTATE INSURANCE COMPANY


                                             By: /s/ W.R. SCHMIDT
                                                 -------------------------------


                                             By: /s/ JERRY D. ZINKULA
                                                 -------------------------------
                                                      Authorized Signatories


                                             PACIFIC LIFE INSURANCE COMPANY


                                             By: /s/ CATHY SCHWARTZ
                                                 -------------------------------
                                             Its: Assistant Vice President


                                             By: /s/ RONN CORNELIUS
                                                 -------------------------------
                                             Its: Assistant Secretary

                        CONSENT OF SUBSIDIARY GUARANTORS

          Each of the undersigned is a party to a Subsidiary Guarantee and is a Subsidiary Guarantor of the obligations of the Company and the Guarantor under the Note Agreement referred to in the foregoing Amendment No. 3 to 2001 Amended and Restated Note Agreement. Each of the undersigned Subsidiary Guarantors hereby (a) consents to the foregoing Amendment No. 3, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment No. 3, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected and the Subsidiary Guarantee continues in full force and effect, and
(c) ratifies and affirms the terms and provisions of the Subsidiary Guarantee.

          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Subsidiary Guarantors as of the 24th day of April, 2003.

BUFFALO CHINA, INC.                          DELCO INTERNATIONAL LTD.


By: /s/ GREGG R. DENNY                       By: /s/ GREGG R. DENNY
    -------------------------------              -------------------------------
Name:  Gregg R. Denny                        Name:  Gregg R. Denny
Title: Vice President, Finance               Title: Vice President, Finance


ENCORE PROMOTIONS, INC.                      SAKURA, INC.


By: /s/ GREGG R. DENNY                       By: /s/ GREGG R. DENNY
    -------------------------------              -------------------------------
Name:  Gregg R. Denny                        Name:  Gregg R. Denny
Title: Vice President, Finance               Title: Vice President, Finance


THC SYSTEMS INC.                             KENWOOD SILVER COMPANY, INC.


By: /s/ GREGG R. DENNY                       By: /s/ GREGG R. DENNY
    -------------------------------              -------------------------------
Name:  Gregg R. Denny                        Name:  Gregg R. Denny
Title: Vice President, Finance               Title: Vice President, Finance

                                    EXHIBIT A

                                  Schedule 6.19

                   Lean Manufacturing Implementation Schedule